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                                                                    Exhibit 23.3


                        Consent of Daniel P. Harrington


I, Daniel P. Harrington, consent to the inclusion of my name as a prospective director of Biopure Corporation under the caption "Management -- New Directors" in the Registration Statement on Form S-1 (File No. 333-78829) for the registration of shares of its class A common stock.


                                        /s/ Daniel P. Harrington
                                        ------------------------------------
                                        Daniel P. Harrington


June 21, 1999